Exhibit 99.1

22nd Century Announces Pricing of $5.25 Million Public Offering

BUFFALO, N.Y., October 17, 2023 (GLOBE NEWSWIRE) -- 22nd Century Group, Inc. (Nasdaq: XXII) (the “Company”), a leading biotechnology company dedicated to improving health with reduced nicotine tobacco, hemp/cannabis and hops advanced plant technologies, today announced the pricing of its previously announced public offering of 10,000,000 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 20,000,000 shares of common stock, at a combined public offering price of $0.525 per share (or common stock equivalent in lieu thereof) and accompanying warrants. The warrants have an exercise price of $0.525 per share, are immediately exercisable and will expire five years following the date of issuance. The offering is expected to close on or about October 19, 2023, subject to the satisfaction of customary closing conditions.

The Special Equities Group, a division of Dawson James Securities, Inc., is acting as the sole placement agent for this offering.

The gross proceeds from the offering to the Company are expected to be approximately $5.25 million, before deducting placement agent’s fees and other offering expenses payable by the Company. The Company expects to use the net proceeds of the offering for general corporate purposes.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-270473) previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on March 31, 2023. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective shelf registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may contact Dawson James Securities, Inc. at its corporate headquarters at 101 North Federal Highway, Suite 600, Boca Raton, FL 33432, (561) 391-5555.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading biotechnology company dedicated to improving health with reduced nicotine tobacco, hemp/cannabis and hops advanced plant technologies. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. In tobacco, hemp/cannabis and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements within the meaning of federal securities laws. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results might differ materially from those explicit or implicit in forward-looking statements as a result of certain factors, including but not limited to, the satisfaction of the closing conditions; prevailing market conditions; the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons; our history of loss and negative cash flows, the substantial doubt about our ability to continue as a going concern, our need for additional capital and our ability to satisfy our debt covenants. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 9, 2023, as amended on March 28, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, and in the final prospectus supplement and accompanying prospectus relating to this offering to be filed with the SEC. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Matt Kreps
Investor Relations
22nd Century Group
mkreps@xxiicentury.com
214-597-8200